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Exhibit 23.1

CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 333-41165, 333-37341, 333-63263 and 333-48192) and in the Registration Statements on Form S-8 (Nos. 333-14373, 333-25973, 333-62631, 333-34200, 333-61688 and 333-64892) of North American Scientific, Inc. of our report dated December 7, 2001 relating to the financial statements and financial statement schedule, which appears in this Form 10-K.

/s/PricewaterhouseCoopers LLP
Orange County, California January 16, 2002

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CONSENT OF INDEPENDENT ACCOUNTANTS